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                                  EX-10.14

                         ENTERPRISE LICENSE AGREEMENT

   This Enterprise License Agreement ("Agreement") is effective September 20, 1994, by and between CYBERTEK CORPORATION, ("CYBERTEK"), a corporation with principal offices at 7800 Stemmons Freeway, Suite 800, Dallas, Texas 75247-3217, and FACILITIES MANAGEMENT INSTALLATION, INC. ("Customer"), a corporation having its principal place of business at 500 N. Akard Street, Dallas, Texas 75201.

WHEREAS, Customer is a licensee of a number of CYBERTEK's computer software products ("Previously Licensed Systems"); and

WHEREAS, Customer desires to license certain additional computer software products which belong to CYBERTEK or its parent corporation, Policy Management Systems Corporation ("PMSC") ("Newly Licensed Systems"); and

WHEREAS, Customer and CYBERTEK have agreed upon certain terms and conditions which will be applicable to the Previously Licensed Systems and/or Newly Licensed Systems;

NOW, THEREFORE, Customer and CYBERTEK agree to the following terms and conditions:


1.    DEFINITIONS:

      The following terms shall have the following meanings in this Agreement for a System licensed hereunder.

      1.1 Authorized Companies: Any company listed below for so long as it is (i) a Subsidiary or Affiliate of Customer or (ii) an insurance company which is in Customer's agent-owned reinsurance company program and fully administered by Customer (hereinafter an "AORC"); and any future Subsidiary, Affiliate or AORC so long as Customer provides CYBERTEK written notice of addition



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      of such Subsidiary, Affiliate or AORC and executes a CYBERTEK prepared
      Addendum to specifically add the new Subsidiary, Affiliate or AORC to this Agreement.

      Bankers Life and Casualty Company of New York
      Bankers Multiple Line Insurance Company
      Constitution Life Insurance Company
      Integrity National Life Insurance Company
      Modern American Life Insurance Company
      Philadelphia American Life Insurance Company
      Southwestern Life Insurance Company
      Union Bankers Insurance Company
      Western Pioneer Life Insurance Company
      Marquette National Life Insurance Company

      AGENT-OWNED REINSURANCE COMPANIES ("AORC")
      Programmed Life Insurance Company
      North American National Life
      First Financial Life Insurance Company

      1.2 Authorized Lines of Business: All lines of Life and Health insurance business which are supported by the System except the following.

           No Excluded Lines

      1.3 Authorized Location: A data center owned and operated by Customer or an Authorized Company at which Customer uses the Systems and to which CYBERTEK provides MESA, or a PMSC data center. Notwithstanding the foregoing, the data center location upon execution of this Agreement is the Processing Site specified in the Previously Executed License Agreement set forth in Exhibit A hereto. CYBERTEK and Customer agree that from and after the "Live Processing Date", as defined in the contemporaneously executed Processing Services Agreement, the data center location shall be:

           Policy Management Systems Corporation
           One PMSC Center
           Blythewood, South Carolina 29016

           In the event the Authorized Location becomes inoperable, Customer may run the System at Customer's disaster back-up facility pursuant to the terms of this Agreement. Such disaster back-up facility must be owned and operated by Customer or an Authorized Company or Customer must first obtain CYBERTEK's prior written




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           approval for use of such facility. Such approval process shall involve obtaining an acceptable Non-Disclosure Agreement from the owner/operator of the facility if they are not a competitor of CYBERTEK. Notwithstanding the above, CYBERTEK acknowledges that contemporaneously herewith PMSC is agreeing to provide certain data processing services which include disaster back-up as more fully set forth in that agreement.

      1.4 Enhancements: Any addition to, change in or modification of the System which CYBERTEK may make from time to time and which it makes generally available to licensees of the System.

      1.5 Initial License Charge ("ILC"): The amount of money to be paid to CYBERTEK by Customer for the original grant of the right to use the Newly Licensed Systems licensed hereunder as available on the effective date hereof.

      1.6 Maintenance: The correction of a Nonconformity in a System at CYBERTEK's expense.

      1.7 MESA: The collective reference to Maintenance, Enhancements and Services Availability.

      1.8 MESA Term: The period commencing on the effective date of this Agreement and continuing for 120 full calendar months during which CYBERTEK shall be obligated to provide MESA for the Systems licensed pursuant to this Agreement.

      1.9 Nonconformity: A failure of the computer programs of a System to operate in accordance with the System's manuals designated by CYBERTEK and provided to Customer as documentation to such programs.

      1.10 Services Availability: Services other than Maintenance and Enhancements which are available from CYBERTEK during the MESA Term.

      1.11 System: An assembly of CYBERTEK's and/or PMSC's computer programs and subcomponents designated herein, and all materials related thereto supplied to Customer under this Agreement, which may include but not be limited to, flow charts, logic diagrams, documentation, source code, object code, specifications and materials of any type whatsoever (tangible or intangible and machine or human readable) which incorporate or reflect the design, specifications, or workings of such programs and any changes, additions or modifications



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           provided by CYBERTEK through Maintenance or Enhancements. As used in this Agreement, System shall include both Previously Licensed Systems and New Licensed Systems, unless expressly provided otherwise.

      1.12 Current Base System: The most current version of a System as maintained by CYBERTEK and as described in this Agreement. Current Base System does not include any Customer modifications or program changes to the Current Base System made by CYBERTEK under the terms of a Services Agreement, or under the terms of any other agreement providing program modifications or program changes to Current Base System by CYBERTEK at Customer's request, or modifications or program changes to Current Base System by Customer, or any modification or program change not explicitly made part of the Current Base System under the terms of this Agreement.

      1.13 Maintenance Release: A new edition of the System with Maintenance and/or Enhancement program and documentation changes and associated installation instructions. Maintenance Releases are periodically made available to Customer during the MESA Term for the purpose of updating the Current Base System to produce a new Current Base System.

      1.14 Program Temporary Fix ("PTF"): The program and/or documentation changes and associated installation instructions, which are made available as Maintenance under MESA to correct a specific problem reported by Customer.

      1.15 System Problem Report ("SPR"): The reporting of a Nonconformity by Customer to CYBERTEK. For purposes of this definition, "reported" means communicated in writing on the SPR form made available by CYBERTEK to Customer's designated account executive.

      1.16 Subsidiary: An entity in which Customer owns more than fifty percent (50%) of the voting interest or in which more than fifty percent of the voting interest is owned by an entity in which Customer owns more than fifty percent (50%) of the voting interest.

      1.17 Affiliate: An entity which owns more than fifty percent (50%) of the voting capital stock of Customer or an entity in which more than fifty percent (50%) of the voting interest is owned by the corporation which owns



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           more than fifty percent (50%) of the voting capital stock
           of Customer.

      1.18 Unsupported Authorized Location: A place of business of Customer or an Authorized Company where object code copies of a workstation System (microcomputer based) may be used by employees of Customer or Authorized Companies.

2.    PREVIOUSLY LICENSED SYSTEMS:

      The Previously Licensed Systems were licensed to Customer under the license agreement listed in Exhibit A hereto. The parties agree that this Agreement terminates and replaces the prior license and that henceforth the Previously Licensed Systems (other than Relationship Manger which is being replaced by the Client System) are deemed licensed under this Agreement.

3.    NEWLY LICENSED SYSTEMS:

      The Systems listed in Exhibit B (including the Previously Licensed Systems) hereto are the computer software products licensed pursuant to the terms of this Agreement.

4.    LICENSE AND TITLE:

      4.1 CYBERTEK hereby grants to Customer and Customer hereby accepts, subject to the provisions herein, a personal, nonexclusive, nontransferable, and nonassignable license to use the Systems listed in Exhibit B hereto ("Systems") subject to the terms of this Agreement, which license shall continue until terminated pursuant to the terms of this Agreement.

      4.2 This Agreement does not grant Customer any legal or equitable title or other right in the Systems or any modifications of the Systems. Neither this Agreement nor any of the Systems or related materials may be assigned, sublicensed, or otherwise transferred by Customer, voluntarily or involuntarily, without prior written consent by CYBERTEK.

5.    POSSESSION AND USE:

      5.1 Customer acknowledges that the Systems contain unique, confidential and secret information and are trade secrets and confidential proprietary products of CYBERTEK or PMSC. CYBERTEK acknowledges that every component of the Systems may not be a trade secret,



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           however, Customer acknowledges that such is not a requirement for the System as a whole to be treated as a trade secret and confidential proprietary product. Customer shall not allow any person or entity to transmit or reproduce the Systems in whole or in part in any manner except as permitted in this Agreement. Customer shall not disclose or otherwise make the Systems available to any person or entity other than employees of Customer and employees of an Authorized Company required to have such knowledge for normal use of the Systems. Customer agrees to obligate each such employee and each Authorized Company to take all steps reasonably calculated to protect the Systems from unauthorized use or disclosure. These obligations are independent covenants and shall continue after the Agreement is terminated.

           Information regarding the Systems which Customer shall protect under the above paragraph shall not include any information or documentation which Customer can demonstrate: (i) was in the public domain on or prior to the date of this Agreement, (ii) was in the possession of Customer on or prior to the date of this Agreement and was not acquired or obtained from PMSC or CYBERTEK, (iii) became part of the public domain, by publication or otherwise, not due to any unauthorized act or omission on the part of Customer, (iv) is supplied to Customer by a third party as a matter of right and not in violation of any confidentiality agreement between such third party and PMSC or CYBERTEK, or (v) was independently developed by Customer.

      5.2 Customer has sole responsibility for Customer's use and operation of the Systems, including monitoring and verifying input and output data, back-up of input and output data, providing data for any files or tables of the Systems, and for maintaining the required Systems operating environment.

      5.3 Customer may modify the Systems or merge the Systems with other computer programs however any modified or merged version of the Systems shall remain subject to the LICENSE AND TITLE, POSSESSION AND USE and TERMINATION provisions of this Agreement. When modifications are made, upon discontinuance or termination of rights granted under this Agreement, the Systems shall be completely removed from the updated work, and all of the Systems, copies thereof (in whole or in part), and related materials shall be returned to



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           CYBERTEK or disposed of in accordance with written instructions from CYBERTEK and subject to the provisions of this Agreement as to the protection of CYBERTEK's trade secrets and confidential information.

      5.4 Customer and Authorized Companies may not reverse engineer, reverse assemble or reverse compile any System or part thereof.

      5.5 The Systems and all materials related thereto shall not be printed or copied in whole or in part without prior written permission of CYBERTEK, provided, however, that Customer may make additional copies of the Systems for testing and backup purposes restricted to Customer's own internal use at the Authorized Location. Customer is entitled to use mainframe or host versions of said Systems solely at the Authorized Location to process data for its own use and for the Authorized Companies. Object code copies of microcomputer/workstation versions of the Systems may be used by employees of Customer or an Authorized Company at Unsupported Authorized Locations and Customer agrees to keep a list of all such offices and to provide same to CYBERTEK upon request. Customer shall use reasonable care to maintain all Systems and related materials in a secure location. Customer agrees that the original and all copies of the Systems shall remain the sole property of CYBERTEK or PMSC. Customer expressly agrees to include CYBERTEK's or PMSC's copyright notice and proprietary notice on all copies, in whole or in part, in any form, including machine language, made by Customer in accordance with this Agreement.

6.    DELIVERY AND INSTALLATION:

      6.1 CYBERTEK shall deliver to Customer one copy of the most current edition of each of the Systems licensed hereunder available for distribution to licensees on or before the effective date of this Agreement, provide however that CYBERTEK shall not be obligated to deliver Previously Licensed Systems. Installation of the Systems shall be Customer's responsibility, however, contemporaneously herewith PMSC is agreeing to provide certain installation services under a separate agreement. Initial delivery of the Systems shall constitute fulfillment of CYBERTEK's obligation under



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           this paragraph. Additional copies of documentation may be licensed at CYBERTEK's then current price.


7.    MESA:

      7.1 CYBERTEK shall provide MESA to Customer at the Authorized Location for one copy of each of the Systems during the MESA Term subject to the conditions set forth below.

      7.2 Maintenance is performed at CYBERTEK's cost and is available only for the most current Maintenance Release of the Systems and the immediately preceding Maintenance Release of the Systems for those parts of the Systems which have not been affected by any modification or merger with computer programs other than Systems.

      7.3 If, during the MESA Term, Customer encounters a suspected Nonconformity in the usage of a System, Customer shall notify CYBERTEK in writing, utilizing a System Problem Report (SPR) form furnished by CYBERTEK. CYBERTEK shall then diagnose said Nonconformity. Customer agrees to assist CYBERTEK in diagnosing the Nonconformity either by telephone, correspondence, or in person. If it is determined that a Nonconformity exists in the System and it is not a Customer-created error, CYBERTEK, without charge, shall make such changes as are required to correct the Nonconformity, using the Current Base System and CYBERTEK test data, and shall use its best reasonable efforts to furnish the Nonconformity fix to Customer in the next regular Maintenance Release. Upon Customer's request, CYBERTEK will use its best reasonable efforts to furnish said changes to Customer as a Program Temporary Fix (PTF) prior to the next Maintenance Release.

           If the problem is determined to be a Customer-created error, Customer shall pay CYBERTEK for the services rendered in analyzing the problem. Customer may request the services of CYBERTEK to correct such problem, and if CYBERTEK provides such services, Customer shall pay CYBERTEK's rates then in effect for such services.

      7.4 If the Nonconformity prevents Customer's processing of an Authorized Line of Business, CYBERTEK shall provide immediate Maintenance services at Customer's Authorized Location. All other Maintenance will be performed at CYBERTEK's offices and the materials and instructions necessary to correct the Nonconformity shall be



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           delivered to Customer. The cost associated with installing
           Maintenance delivered to Customer is Customer's responsibility.

      7.5 Enhancements are developed by CYBERTEK at CYBERTEK's offices for only the most current Maintenance Release of a System which CYBERTEK makes generally available to licensees of the System and will be provided to Customer. The costs associated with nonstandard shipping of Enhancements and any installation are Customer's responsibility.

      7.6 Services Availability from CYBERTEK during the MESA Term may include the services of account representatives, field representatives, system engineers, programmers, instructors and consultants; classroom instruction as well as training aids; additional copies of technical and user documentation and processing services. Unless there is a separate written agreement for these services providing different terms, any services beyond Maintenance and Enhancements provided by CYBERTEK at Customer's prior written request, shall be provided at CYBERTEK's current rates in effect for such services on an "AS IS" BASIS WITHOUT EXPRESS OR IMPLIED WARRANTY and Customer agrees to pay all reasonable, pre-approved travel, living and out-of-pocket expenses incurred by personnel providing such services. Except in an emergency or when otherwise not possible, PMSC shall obtain Customer's approval in writing and in advance for such expenses. The parties anticipate that this shall most often be done by telefaxes to and from Customer's account executive.


8.    TERM OF AGREEMENT:

      8.1 The term of this Agreement shall begin upon its effective date and shall continue for the full period of the MESA Term, unless terminated earlier in accordance with its terms.

      8.2 During the last 6 months of the MESA Term, Customer may elect to terminate this Agreement on expiration of the MESA Term and enter into a new agreement to extend the MESA provisions applicable to the Systems designated in this Agreement for a fixed term beginning upon the first day of the first month following expiration of the MESA Term at CYBERTEK's then current and standard rates, and the terms and conditions in effect for its new licensees as of the date of expiration of the MESA



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           Term, however, Customer shall not be obligated to pay any additional
           Initial License Charges for such extension.

      8.3 Upon the expiration of the MESA Term without renewal, Customer may elect to retain a continuing Right-To-Use license for use of the then current versions of the Systems by giving written notice to CYBERTEK. A Right-To-Use license is a right to use the Systems on an "AS IS" basis, without warranty and without MESA, but subject to Customer's obligations to protect CYBERTEK's and PMSC's trade secrets and proprietary information as provided herein. In the event Customer elects to add an Authorized Company and the System generated reports show more than 1,000,000 policies processed on the Systems, then notwithstanding that under the terms of this Section Customer may not be paying any further MLC after the expiration of the MESA Term, Customer and PMSC must enter into a mutually acceptable Addendum to this Agreement to (i) specify the name and other data regarding such company, (ii) provide for an additional ILC payment equal to $.65 times each policy of such company if and to the extent that the total of all policies of Customer and all Authorized Companies, including the newest addition, exceeds 1,000,000 policies and (iii) provide for the resumption of MLC payments equal to $0.018 times each policy of such company if and to the extent that the total of all policies of Customer and all Authorized Companies, including the newest addition, exceeds 1,000,000 policies.

      8.4 CYBERTEK or Customer may terminate this Agreement under any of the following conditions:

           8.4.1 Either party may terminate this Agreement upon a material breach by the other party of any one or more of the terms and conditions of this Agreement, provided the party in breach is notified in writing by the other party of the breach and such breach is not cured or a satisfactory resolution agreed upon in writing within 30 days of such notice.

           8.4.2 In the event a party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws, or if a petition



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                  in bankruptcy in filed against a party, or if a receiver or trustee is appointed for all or any part of the property and assets of a party, the other party may terminate this Agreement.

      8.5 Customer agrees that upon termination of this Agreement, Customer shall not use a System licensed hereunder and shall return to CYBERTEK, within 30 days after such termination, the original and all copies of such System. Due to the nature of the System and the need for its protection as a trade secret and confidential proprietary information, time is of the essence in its return, and in the event of Customer's failure to do so within the time provided herein, Customer agrees that CYBERTEK shall be entitled to obtain injunctive relief to require such return and reasonable attorneys fees and costs incurred in obtaining such injunctive relief and liquidated damages of $5,000.00 per day until the System is returned. If the System has been modified or merged with other computer programs and it is impractical to separate and return the System, Customer shall destroy the System and all copies thereof in its modified or merged state and within 30 days of termination of the Agreement an officer of Customer shall certify to CYBERTEK in writing that the System and all copies thereof have been destroyed. Timely certification of destruction shall fulfill Customer's obligation to return the System. Failure to so certify destruction shall constitute failure to return the System.

9.    WARRANTIES:

      9.1 CYBERTEK warrants that CYBERTEK has the full power and authority to license the Systems to Customer without the consent of any other party and agrees to defend Customer against all claims (including reasonable attorney's fees and reasonable costs incurred in investigating such claim) arising from the actual or alleged infringement by the Systems of the rights of third parties, provided that Customer notifies CYBERTEK in writing as promptly as possible, but in any event within twenty (20) business days of the receipt by Customer of any such claim or notice of any such claim and permits CYBERTEK upon request, and at CYBERTEK's cost and expense, to assume and control the defense or settlement thereof. Customer agrees to cooperate with CYBERTEK in every reasonable manner in the defense of such claim. In defending or settling any such claim



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           CYBERTEK may elect to (i) obtain the right of continued use of such
           System or part thereof, which is alleged to be infringing or (ii) replace or modify such System, or part thereof, so as to avoid such claim of infringement and Customer will cease use of the release of the System, or part thereof, which was replaced or modified. CYBERTEK will not be obligated to defend or settle any claim of infringement (i) asserted by a parent, subsidiary or affiliate of Customer, (ii) resulting from Customer's additions to, changes in, or modification of a System, or (iii) resulting from Customer's use of the System in combination with non-CYBERTEK or non-PMSC Systems.


      9.2 Customer acknowledges that the programs of a System may contain Nonconformities reasonably consistent with software systems of similar complexity. CYBERTEK warrants that it will correct, at CYBERTEK's sole cost and expense, the computer programs of the most current edition of a System if they fail to operate in accordance with their manuals designated as documentation to such programs so long as Customer is entitled to Maintenance for the System and has provided CYBERTEK with notice of the Nonconformity. CYBERTEK will use reasonable efforts to correct a Nonconformity within a reasonable time period dependent upon the severity of the Nonconformity.

10.   DISCLAIMER OF OTHER WARRANTIES AND LIMITATION OF REMEDY:

      10.1 THE WARRANTIES SET FORTH IN 9.1 AND 9.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE.

      10.2 CUSTOMER'S REMEDIES AND CYBERTEK'S LIABILITY UNDER THIS AGREEMENT ARE LIMITED TO THE REMEDIES AND LIABILITIES SET FORTH IN PARAGRAPHS 9.1, 9.2 AND 8.4.1 OF THIS AGREEMENT.

      10.3 UNDER NO CIRCUMSTANCES SHALL CYBERTEK BE LIABLE TO CUSTOMER OR OTHERS FOR ANY LOST PROFITS, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES ARISING OUT OF THIS AGREEMENT REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR TORT, LAW OR EQUITY. The above shall not apply to any liability CYBERTEK may



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             have to Customer for bodily injury and damage to real property and tangible personal property.

11.   PRICE AND PAYMENT:

      11.1 Customer shall pay all amounts set forth in this Agreement in the manner specified. All amounts are stated and payable in United States dollars. Customer shall pay a late charge on any amount which remains unpaid 30 days after its due date. The late charge shall be computed daily at the lesser of (i) 1.5% per month, or
             (ii) the highest rate permitted by law.

      11.2 Customer shall pay all taxes assessed or levied by any governmental entity that are now or may become applicable to this Agreement or measured by payments made under it or are required to be collected by CYBERTEK or paid by CYBERTEK to tax authorities. This includes, but is not limited to, sales, use, excise and personal property taxes, but does not include taxes based upon CYBERTEK's net income or foreign withholding taxes.

      11.3 For Customer's authorization to use the Systems licensed pursuant to this Agreement, Customer agrees to pay CYBERTEK an Initial License Charge ("ILC") of $549,600 which shall be due and payable as follows: (i) 25% upon execution; and (ii) the remaining 75% in eleven (11) equal monthly installments commencing the first day of the first full calendar month after the effective date hereof. In addition to the foregoing, Customer agrees to pay CYBERTEK an additional ILC payment equal to $.65 for each in force policy in excess of 1,000,000 policies ("base policy count"). Such additional ILC payments shall be calculated in January of each year during the term of this Agreement based upon the number of individual life, annuity, and accident and health inforce policies as specified in Customer's and all Authorized Companies'
             Statutory Annual Statement(s) for the previous calendar year. Upon payment of an Additional ILC payment hereunder, the base policy count of the subsequent calendar year shall be increased to the number of in force policies for which ILC payments have been made hereunder and Additional ILC payments shall only be due for those policies in force in excess of the adjusted base policy count.

      11.4 In addition to the ILC for the Systems licensed hereunder, Customer agrees to pay CYBERTEK a Monthly



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           License Charge ("MLC") for use of the Systems licensed hereunder
           (including the Previously Licensed Systems). This MLC shall be due and payable on the first day of the first month after the effective date of this Agreement and shall continue on the first day of each subsequent month during the MESA Term. All license charges provided in the license agreement set forth in Exhibit A (which this Agreement terminates and replaces) shall be discontinued as of the first day of the first month after the effective date of this Agreement and the MLC set forth below is payable in lieu of such license charges.

      11.5 The MLC payments due hereunder shall be the sum of the following amounts:

           (A) A "Base Charge" as set forth below:

           Payments    Base Charge
           --------    -----------

           Year 1      $28,038
           Year 2       29,861
           Year 3       31,803
           Year 4       33,870
           Year 5       36,072
           Year 6       38,416
           Year 7       39,568
           Year 8       40,756
           Year 9       41,978
           Year 10      43,238

           (B) A "Size Charge" computed by multiplying the number of Customer's and Authorized Companies' policies in force in excess of 1,000,000 times $.018. The Size Charge shall be recomputed effective as of January 1st of each calendar year based upon the number of in force policies on December 31 of the immediately preceding calendar year.


      11.6 Customer shall remain liable for all charges required under this Agreement which are unpaid as of the date of its termination.

12.   GENERAL:

      12.1 All notices which are required to be given pursuant to this Agreement shall be in writing to the address set forth herein or to such other address as a party may designate in writing. Notices shall be deemed to have



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            given at the time delivered. All notices to CYBERTEK shall be addressed to its General Counsel, CYBERTEK Corporation, c/o PMSC Legal Dept., One PMSC Center, Blythewood, South Carolina 29016 with a copy to the Chief Operating Officer of CYBERTEK Corporation, 7800 N. Stemmons Freeway, Suite 800, Dallas, Texas 75247. All notices to Customer shall be to its General Counsel at the address above.

      12.2 The parties promise not to disclose the terms and conditions of this Agreement to any third party, except as required in the normal conduct of their business or as agreed to by the other party.

      12.3 This Agreement and its Exhibits: (i) constitute the entire agreement between the parties and supersede and merge any and all prior discussions, representations, demonstrations, negotiations, correspondence, writings and other agreements and together state the entire understanding and agreement upon which CYBERTEK and Customer rely respecting the subject matter of this Agreement;
            (ii) may be amended or modified only in a writing agreed to and signed by the authorized representatives of the parties and
            (iii) shall be deemed to have been entered into and executed in the State of Texas and shall be construed, performed and enforced in all respects in accordance with the laws of that State.

      12.4 Neither CYBERTEK nor Customer will (i) attempt to induce an employee of the other to terminate his or her employment or
            (ii) offer employment to a former employee of the other during the 12 month period immediately following the former employee's termination. For purposes of this paragraph, "employee" shall mean only the personnel of either party (including PMSC) who are substantially involved in the development, marketing, servicing, distribution or use of the System.

      12.5 Neither party hereto shall be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by the authorized representative of the party. No delay or omission by either party hereto in exercising any right shall operate as a waiver of such right. A waiver of a right on any one occasion shall not be construed as a waiver of such right on any future occasion. All rights and remedies hereunder shall be cumulative and may be exercised singularly or concurrently.

      12.6 The descriptive headings of the Agreement are intended for reference only and shall not affect the construction or interpretation of the Agreement.

      12.7 Wherever the singular of any term is used herein it shall be deemed to include the plural wherever the plural thereof is applicable.

      12.8 If any provision of the Agreement or the application thereof to any party or circumstances shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of the Agreement shall not be affected thereby and every other provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

CYBERTEK and Customer certify by their undersigned authorized representatives that they have read this Agreement and agree to be bound by its terms and conditions.


CYBERTEK                                  Customer
                                          FACILITIES MANAGEMENT
CYBERTEK CORPORATION                      INSTALLATION, INC.

BY: /s/ STEPHEN G. MORRISON               BY: /s/ DAVID B. LITTLE
    -------------------------                 --------------------------
    (AUTHORIZED SIGNATURE)                    (AUTHORIZED SIGNATURE)
    (in non-black ink, please)                 (in non-black ink, please)

Stephen G. Morrison                       David B. Little
----------------------------              ------------------------------
(NAME)                                    (NAME)

Secretary                                 V.P. Information Systems
----------------------------              ------------------------------
(TITLE)                                   (TITLE)

9/21/94                                   September 20, 1994
----------------------------              ------------------------------
(EXECUTION DATE)                          (EXECUTION DATE)


Policy Management Systems Corporation ("Parent Corp.") acknowledges that Customer has entered into the above Enterprise License Agreement (the "Agreement") with CYBERTEK based upon the assurance of PMSC that CYBERTEK will fully perform all of its obligations under the above Agreement. PMSC therefore agrees to
(i) unconditionally guaranty the obligations of CYBERTEK under the Agreement, including without limitation the performance of all obligations under the Agreement, and (ii) indemnify and hold Customer harmless against any and all losses and damages resulting solely from a failure of CYBERTEK to fully perform its obligations in accordance with the terms of the Agreement. PMSC shall have the benefit of any defenses and limitations that CYBERTEK may have under the Agreement. PMSC hereby waives any and all notice requirements and agrees that its guaranty, indemnity and hold harmless commitments shall continue to apply to the Agreement if and as any amendments are made thereto. The essence of this understanding is that PMSC shall be responsible under the Agreement to the same extent as CYBERTEK and that Customer may demand payment or performance by PMSC any time such payment or performance is not provided in a timely manner by CYBERTEK. PMSC shall be responsible for and shall reimburse Customer for all costs and expenses incurred by Customer in connection with the enforcement of the above guaranty, indemnification and hold harmless, including without limitation reasonable attorneys fees.

POLICY MANAGEMENT SYSTEMS CORPORATION

BY: /s/ STEPHEN G. MORRISON
    ----------------------------
    (Authorized Signature)

Stephen G. Morrison
--------------------------------
(Name)

Secretary
--------------------------------
(Title)

9/21/94
--------------------------------
(Date)

                                  EXHIBIT A

                                    TO THE

                          ENTERPRISE LICENSE AGREEMENT

Previously Executed License Agreement:

1.    Agreement No. 91-S822B (1992)

                                  EXHIBIT B

                                    TO THE

                          ENTERPRISE LICENSE AGREEMENT


1.    CLIENT SYSTEM:

      A system consisting of CIS (Mainframe) and CIWS (Workstation) which supports a common repository for information relating to clients such as insureds, claimants and vendors and which shall replace the Relationship Manager deliverable. The Client System includes run-time IAP and other common function subcomponents.


2.    The Previously Licensed Systems:

           CK4/VS
           Field Link
           CK4 Workstation Advisor

3. The following Personal Computer APPLICATIONWARE (Trademark) is licensed under this Agreement:

           SalesPro (Registered Trademark)
           Application Entry
           CK4 Information Expeditor (Trademark)
           CK4 Underwriting Advisor (Trademark)
                One Application - Life and Health Underwriting
           CK4 Plan Advisor (Trademark)
           Electronic Policy Issue (Trademark)/Electronic Application
             Generator (Trademark)
           CK4 Image and Document Manager (Trademark)
           CYBERSCRIBE (Trademark) V
           Wide Area Mail (Trademark)

      The following Personal Computer software has been licensed by CYBERTEK and is distributed in object form on a royalty free basis:

           Vitamin C from Creative Programming Consultants, Inc., Dallas, TX Blaise Async Lib and String Lib from Blaise Computing, Inc.,
             Berkeley, CA
           Code Base from Sequiter Software, Inc., Edmonton, Alberta, Canada

      The following Personal Computer software must be licensed by Customer to operate the APPLICATIONWARE licensed under this Agreement. Additionally, during the MESA Term it may be necessary for Customer to license future upgrades of these products and/or other third party products to fully utilize future editions of the Systems.

           AES (AION Execution System) or ADS (AION Development System) from Trinzic Corporation, Palo Alto, CA

           Object Vision Version 2.1 from Borland International, Inc., Scotts Valley, CA

           Novell Btrieve Requester Version 6.0, Novell Btrieve Server Version 5.16, and Novell SQL Version V3.0 from Novell, Inc., Provo, UT

           ZIPKEY from Eric Isaacson Software, Bloomington, IN

           Applicable operating system software as described in the Systems documentation.

                               ADDENDUM NO. 1

                                   TO THE

                         ENTERPRISE LICENSE AGREEMENT


This Addendum, effective as of the 20th day of September, 1994, is hereby made a part of and incorporated into the Enterprise License Agreement (hereinafter referred to as "Agreement") by and between CYBERTEK CORPORATION (hereinafter "CYBERTEK") and FACILITIES MANAGEMENT INSTALLATION, INC. (hereinafter "Customer"), dated contemporaneously herewith. In the event that any provision of this Addendum and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Addendum shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.

CYBERTEK and Customer hereby agree to amend the Agreement as follows:

1. In addition to processing its own data and the data of its Authorized Companies, Customer is hereby licensed to use the Systems to process the data of Customer Clients as defined below; provided, however, that such processing shall be subject to the terms and conditions set forth below. Customer may also distribute object code copies of personal computer/workstation versions or components of Systems to agencies, brokerages and Customer Clients so long as (i) such entities have an active written contractual relationship with Customer and (ii) such entities have entered into a standard CYBERTEK End User Agreement. Customer acknowledges that CYBERTEK shall only provide MESA for Customer and that Customer shall be responsible for transmitting Maintenance or Enhancements to the above entities as Customer deems appropriate.

2. In addition to the Monthly License Charges provided in the Agreement, Customer will pay CYBERTEK usage fees based on the number of Customer Client policies for which Customer provides data processing services using one or more Systems. These fees are payable by Customer at the end of each month and are calculated by multiplying the total number of Customer Client inforce policies as of the end of the month by the applicable usage fee(s) in the applicable range set forth below:

                  Number of Inforce Customer Client Policies

      0                   1,000,001           2,000,001           3,000,001
      to                  to                  to                  and
      1,000,000           2,000,000           3,000,000           Over
      ---------------------------------------------------------------------
      $0.125              $0.115              $0.105              $0.095

3. A Customer Client is defined to be (i) any former Authorized Company for which Customer continues to provide data processing services under a written contract for those services and (ii) any other insurance company (which is not already an Authorized Company) for which Customer provides both data processing and full insurance administration services under a written contract.

4. Customer will notify CYBERTEK each month of the number and names of all Customer Client companies processed by Customer and the number of inforce policies for each such company as of the end of each month. In support of these numbers, Customer will provide annually, and periodically upon reasonable request, the following reports produced by the Systems at each month-end for each company processed: (i) CK4/VS Inforce Time-Driven File Control Register, (ii) Block Control Balance Register, and (iii) the company totals for each month-to-date Exhibit of Life Insurance or equivalent information from non-PMSC administration systems.

5. Customer will provide CYBERTEK annual written certification by Customer's independent auditors for the number of Customer Client companies and inforce policies processed during the prior calendar year using the licensed Systems. Such certification shall be sent to CYBERTEK no later than April 1 of each year.

6. Upon 30 days written notice CYBERTEK shall have the right to have its own independent auditors review the books and records of Customer to determine whether Customer has complied with the terms of this Agreement.

7. Customer agrees that it will require all Customer Clients to execute CYBERTEK Non-Disclosure Agreements prior to Customer processing their business under this Agreement.

8. A company ceases to be an Customer Client upon cancellation of the data processing and full administration services provided by Customer. In that event, former Customer Clients have the option to license Systems directly from CYBERTEK at CYBERTEK's then current ILC and MLC rates, charges, terms and conditions.

The parties certify by their undersigned authorized agents that they have read this Addendum and the Agreement and agree to be bound by their terms and conditions.


CYBERTEK                                  CUSTOMER

CYBERTEK CORPORATION                      FACILITIES MANAGEMENT
                                          INSTALLATION, INC.

BY: /s/ STEPHEN G. MORRISON               BY: /s/ DAVID B. LITTLE
    -------------------------                 ------------------------
(AUTHORIZED SIGNATURE)                        (AUTHORIZED SIGNATURE)
(in non-black ink, please)                    (in non-black ink, please)

Stephen G. Morrison                       David B. Little
--------------------------                ---------------------------
     (NAME)                                    (NAME)


Secretary                                 V.P. - Information Systems
--------------------------                ---------------------------
     (TITLE)                                   (TITLE)

9/21/94                                   September 20, 1994
--------------------------                ---------------------------
     (EXECUTION DATE)                          (EXECUTION DATE)